UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2016

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

California	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

9368 VALLEY BLVD, SUITE 202
ROSEMEAD, CA91770
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	702-776-8066

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry Into A Material Definitive Agreement.

On December 31, 2016, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation , entered into an agreement to purchase stock & creditor’s right (the “Agreement ”) with Wu, Ting–Kuang (the “Seller”), the sole shareholder of Da Ren International Insurance Brokers Co.,Ltd, to purchase the outstanding 300,000 shares of Da Ren International Insurance Brokers Co.,Ltd (the “DRI Shares”) in exchange for NTD$10,500,000, and the closing of transaction under Agreement shall be held on April 1, 2017.

The table below details the proportion of ownership of the Seller had in Da Ren International Insurance Brokers Co.,Ltd.

Seller	DRI Shares	Percentage
Wu, Ting–Kuang	300,000	100%

The following table lists each of our officers and directors and details their relationship to Da Ren International Insurance Brokers Co.,Ltd:

Name of natural person affiliate	San Lotus Holding Inc.	Da Ren International Insurance Brokers Co.,Ltd
Chen, Kuan-Yu	Chairman/Secretary/Director	Director
Lin, Mu Chen	CFO	-
Kwong, Edwin	Director	-
Chen, Chuan-Chung	Director	-

A description of the specific terms and conditions of the agreements related to this transaction are set forth in the Agreement, attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

 The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned acquisition is incorporated by reference into this Item 2.01.

On December 31, 2016, through entry into the Agreement with Wu, Ting–Kuang, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation, will acquire all of the issued and outstanding common stock of Da Ren International Insurance Brokers Co.,Ltd, a Taiwan (R.O.C.) corporation, in exchange for NTD$10,500,000 on April 1, 2017.

Item 8.01 Other Events.

San Lotus Holding Inc. decides to dissolve its subsidiary, XO EXPERIENCE INC.

We are the sole stockholder of XO EXPERIENCE INC., and on December 31, 2016, we decided to dissolve XO EXPERIENCE INC. pursuant to Section 1900 (a) of California Corporations Code.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

                The following exhibits are being filed herewith:

Exhibit No. and Description

10.1     Agreement to Purchase Stock & Creditor’s right, dated December 31, 2016, between the seller and the purchaser named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2016	SAN LOTUS HOLDING INC.
/s/Chen, Kuan-Yu
Chen, Kuan-Yu
Chairman of the Board